Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Public Relations: Cheryl Isen, Principal, Isen and Company
(425) 222-0779 or Cheryl@IsenandCo.com

Investor Relations: Rick Lutz, LC Group
(404) 261-1196 or LCGroup@mindspring.com

LIMELIGHT MEDIA GROUP INITIATES COMPLETE REPOSITIONING WITH NEW NAME, TICKER SYMBOL AND REVERSE STOCK SPLIT

Seattle, WA December 22, 2005—Limelight Media Group, Inc. (OTCBB: LMMG), an innovator in the content, creation and management of out-of-home digital advertising and information networks, today announced that it has completed a corporate repositioning with a new name, ticker symbol and a reverse stock split of its issued and outstanding share capital. Effective today, Limelight Media Group’s new name has become IMPART Media Group, Inc., and will trade under the OTC Bulletin Board ticker symbol IMMG. Coinciding with these changes, the company completed a reverse stock split of its common stock of which every 20 shares of outstanding LMMG common stock, $.001 par value per share, is exchanged for one new share of IMMG common stock. As a result of the reverse stock split, the company’s authorized common stock has been reduced to 100,000,000 shares, of which approximately 12,500,000 million shares are currently issued and outstanding. Any fractional shares resulting from the reverse split have been rounded up to the nearest whole number. At this time, all key management positions in the newly named company remain the same.

Laird Laabs, co-founder and president of IMPART Media Group, Inc. confirmed, “Although we recognize that change can be difficult, we are highly confident that these moves will serve our shareholders well by helping to build the market momentum we need to effectively reposition the company.” Laabs added, “Our vision of becoming the undisputed leader in the out-of-home digital advertising industry remains stronger than ever, and we are now better positioned to capitalize on our combined company strengths so that we can continue to set the bar in the industry, by effectively meeting the changing customer requirements in this evolving market.”

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LIMELIGHT MEDIA GROUP INITIATES COMPLETE REPOSITIONING (2)

The company’s board of directors approved these changes as part of its goal to reposition the company. The corporate name change will enable the company to capitalize on the name recognition and goodwill established since 1984 by its wholly-owned subsidiary, IMPART, Inc. More than 2,400 clients, punctuated by industry notables including Anheuser-Busch, Neiman Marcus, Washington Mutual Bank, and The Port of Seattle, have strong business relations with IMPART, Inc., and the Board believes that changing the corporate name to IMPART Media Group, Inc. will better communicate to the public its expanding business operations. Likewise, the Board determined that a reverse stock split was in the best long-term interest of the company, and would help to encourage greater investor interest by making the stock price more attractive to more investors, particularly institutional investors.

About IMPART Media Group, Inc.
IMPART Media Group, Inc., (OTC Bulletin Board: IMMG), headquartered in Seattle, Washington, is a rapidly expanding digital signage leader in the emerging out-of-home media sector. The company is growing through a consolidation strategy that includes acquiring the industries best and brightest talent and most advanced solutions to create a broad, integrated one-stop communications media company focused on digital signage and networked advertising offerings for leading brands in industries such as retail, grocery, banking, restaurants, hospitality, government and public spaces, among others. The company’s digital media solutions enable the simultaneous delivery of video content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center. For more information please visit: www.impartmedia.com.

This release includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although the respective management of IMPART Media Group, Inc. believes that the expectations reflected in these forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.
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